AMBASSADORS INTERNATIONAL, INC. COMPLETES ACQUISITION OF
                   WINDSTAR CRUISES FROM HOLLAND AMERICA LINE

NEWPORT  BEACH,  CA, April 2, 2007 - Ambassadors  International,  Inc.  (NASDAQ:
AMIE) (the "Company") announced today that it has completed its acquisition of Windstar Cruises from Holland America Line, a unit of Carnival Corporation & plc (NYSE: CCL; LSE; NYSE: CUK).

Windstar Cruises is a leader in luxury, small ship cruising offering deluxe accommodations, state of the art amenities, a casual yet elegant atmosphere and exquisite service and cuisine. Windstar Cruises is comprised of a three ship fleet which includes the 312-passenger Wind Surf, and the sister 148-passenger ships Wind Star and Wind Spirit. The three ships are all motor-sail-yachts that provide a spectacular sail yacht experience to their guests featuring itineraries in the Mediterranean during the Spring, Summer and Fall, and Winter cruises in the Caribbean and Costa Rica. At the end of 2006 the Wind Surf completed an extensive enhancement and renovation program that elevates her as one of the top ships in the luxury segment. Both the Wind Star and Wind Spirit are scheduled to undergo significant renovations in 2007.

David A. Giersdorf, President of Ambassadors International Cruise Group, stated, "Windstar Cruises delivers exactly the type of intimate, extraordinary cruise experiences of outstanding quality and value that we are focused on delivering to our customers. We could not be more pleased. We look forward to welcoming the exceptional officers, crew members and employees of Windstar Cruises to the Ambassadors family."

About Ambassadors International, Inc.

Ambassadors International, Inc. is a cruise, marine, and travel and event company. Through Ambassadors Cruise Group, the Company operates Majestic America Line, North America's premier river and coastal cruising company. The Company is also a global leader in providing construction and consulting services to marina owners through its Ambassadors Marine Group subsidiary. In addition, the Company provides travel and event services through its Ambassadors Travel and Events division. The Company is headquartered in Newport Beach, California. In this press release, any reference to "Company," "Ambassadors," "management," "we," "us" and "our" refers to Ambassadors International, Inc. and its management team.

Forward-Looking Statements

This press release contains forward-looking statements that involve various risks and uncertainties, including statements relating to the Company's future prospects and projected financial performance. The forward-looking statements contained in this release are based on our current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those suggested in our forward-looking statements. We believe that such risks and uncertainties include, among others, general economic and business conditions; overall conditions in the cruise, marine, travel and insurance industries; potential claims related to our reinsurance business; further declines in the fair market value of our investments; lower investment yields; unexpected events that disrupt the operations of our cruise operations; environmental related factors; our ability to successfully integrate the operations of companies or businesses we acquire and realize the expected benefits of our acquisitions (including Windstar Cruises); our ability to successfully and efficiently operate the businesses that we acquire (including Windstar Cruises); our ability to compete effectively in the U.S. and international cruise markets; our ability to compete effectively in the U.S. and international marina construction markets, including our ability to obtain construction contracts; our ability to effectively and efficiently manage our rapid growth; our ability to continue to identify attractive acquisition targets and consummate future acquisitions on favorable terms; our ability to accurately estimate contract risks; our ability to service our debt and other factors discussed more specifically in our annual, quarterly and periodic filings with the Securities and Exchange Commission on Form 10-K, 10-Q and 8-K. Any projections provided in this release are based on limited information currently available to management and are subject to change. We are providing this information as of the date of this release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Additional Information

Brian Schaefgen (Investor Relations)
Ambassadors International, Inc. (949) 759-5900

April Matson (Public Relations)
DDB Public Relations (206) 223-6335